Exhibit 99.1

                           MINDEN BANCORP, INC.
                         415 MAIN * P. O. Box 797
                      MINDEN, LOUISIANA  71058-0797
                  _____________________________________
                      318-377-0523   TELEPHONE
                            318-377-0038 FAX
                            www.mblminden.com


                              PRESS RELEASE
                              -------------

For Release:   Immediately                   For Further Information:

                                             A. David Evans, President/CEO
                                             318-377-0523
                                             E-mail-mbldavid@shreve.net
                                                        Or
                                             Becky T. Harrell, Treasurer/CFO
                                             318-377-0523
                                             E-mail-mblbecky@shreve.net





     MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH DIVIDEND
            FOR THE FOURTH  QUARTER ENDING DECEMBER 31, 2003
     -------------------------------------------------------------


Minden, LA. - January 14, 2004 - Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB) announced today that its Board of Directors at their meeting on January 13, 2004, declared its fourth cash dividend of $.05 per share on the common stock of the Company payable on February 13, 2004, to the stockholders of record at the close of business on January 27, 2004.

The Company is a holding company which owns all the capital stock of Minden Building and Loan Association, a Louisiana-chartered building and loan association headquartered in Minden, Louisiana. At September 30, 2003, the Company had total assets of $96.2 million, total liabilities of $77.9 million, and total stockholders equity of $18.3 million.